                                                                    Exhibit p(2)

                          DOMINI SOCIAL INVESTMENTS LLC
                                 (THE "ADVISER")

                          DSIL INVESTMENT SERVICES LLC
                               (THE "DISTRIBUTOR")

                                 CODE OF ETHICS

                              REVISED MARCH 1, 2000
                     AS AMENDED AND RESTATED JANUARY 1, 2003
                       AND FURTHER REVISED JANUARY 1, 2004

         This Code of Ethics is intended to (a) minimize conflicts of interest, and even the appearance of conflicts of interest, between the personnel of the
Adviser and the Distributor and their respective clients in the securities markets and (b) effect compliance with applicable securities laws.

         Each of the Adviser and the Distributor depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the employees of the Adviser and the Distributor observe the highest standards of ethical behavior in the performance of their duties. This Code (as it may be amended or modified from time to time) is intended to inform all employees of the Adviser and the Distributor of certain standards of conduct which they are expected to observe.

         It is not possible to provide a precise, comprehensive definition of a conflict of interest. However, one factor which is common to all conflict of interest situations is the possibility that an employee's actions or decisions will be affected because of an actual or potential divergence between his or her personal interests and those of the Adviser or the Distributor, as applicable, or its clients. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the
Adviser or the Distributor, as applicable, or its clients and regardless of the motivation of the employee involved. In all cases, if a conflict situation arises between an employee and the Adviser or the Distributor, as applicable, or its clients, the interest of the Adviser or the Distributor, as applicable, or its client shall prevail.

         This Code also addresses the possibility that personnel may, by virtue of their positions with the Adviser or the Distributor, as applicable, be afforded opportunities to participate in certain investment opportunities that are not generally available to the investing public. Accepting such opportunities would tend to compromise the independent judgment personnel are expected to exercise for the benefit of clients and is therefore unacceptable.

         This Code is intended to help address these concerns in a systematic way. However, it is important that personnel go beyond the letter of this Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code.

         This Code shall be administered by the Review Person and the Deputy
Review Persons. Elizabeth Belanger is hereby named the "Review Person" and shall serve in such capacity until the Adviser's Manager and the Distributor's Manager designate a successor Review Person. Adam Kanzer and Carole Laible are hereby named the "Deputy Review Persons" and shall serve in such capacity until the
Adviser's Manager and the Distributor's Manager designate successor Deputy
Review Persons. The Deputy Review Persons shall be responsible for administering the Code (including preclearance of trades and review of transaction reports)
for the Review Person.

1. SCOPE OF THIS CODE.

         (A)   PERSONS COVERED. This Code applies to each employee, manager, and officer of the Adviser or the Distributor and each person
               described in clauses (iii) and (iv) of the definition of Access
               Person set forth below.

               An "Access Person" is (i) any employee, manager, or officer of the Adviser, (ii) any employee, manager, or officer of the
               Distributor who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund (as defined below) for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any
               recommendation to a Fund regarding the purchase or sale of
               Covered Securities, (iii) any employee of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered
               Securities by a Fund or any other client of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iv) any natural person in a control relationship with the Adviser who obtains
               information concerning the recommendations made by the Adviser with regard to the purchase or sale of Covered Securities. All full-time employees of the Adviser and/or the Distributor shall be considered Access Persons unless advised, in writing, to the contrary by the Review Person.

               A "Fund" is an investment company registered under the Investment
               Company Act of 1940, as amended (the "1940 Act") for which the
               Adviser provides investment advisory services or for which the
               Distributor provides distribution services, as applicable.

         (B)   DEFINITION OF SECURITIES. As used in this Code, the term
               "securities" means all types of securities as defined in Section
               2(a)(36) of the 1940 Act, and includes all types of debt, equity, and other securities, including, among other things, common and preferred stocks, bonds, mutual fund shares, money market
               instruments, debentures, notes, limited partnership interests, warrants, depositary receipts, options, and other derivative securities. THIS CODE DOES NOT APPLY TO SAVINGS, CHECKING, NOW,
               OR MONEY MARKET ACCOUNTS WITH BANKS, SAVINGS AND LOAN
               ASSOCIATIONS, CREDIT UNIONS, OR SIMILAR INSTITUTIONS.

               DEFINITION OF COVERED SECURITY. As used in this code "Covered
               Security" means any security, including shares of the Funds and any mutual fund that invests all or a portion of its assets in shares of a Fund ("Related Funds"), except for the following types of securities: (i) direct obligations of the government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end investment companies registered under the 1940
               Act other than shares of Related Funds. A direct obligation of the government of the United States includes any security issued or guaranteed as to principal or interest by the government of the United States or by any agency or instrumentality of the government of the United States.

               A "Security Held or to be Acquired" by a Fund means (i) any
               Covered Security which, within the most recent 15 days (A) is or has been held by the Fund or (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in the preceding clause (i).

         (C)   BENEFICIAL OWNERSHIP. For purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be under
               Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, and the
               rules and regulations thereunder. Accordingly, a person shall have "beneficial ownership" of any security if he or she,
               directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the security. A person has a pecuniary interest in a security if he or she has the
               opportunity, directly or indirectly, to profit or share in any profit from a transaction in the subject security. A person may have an indirect pecuniary interest in a security if, among other things:

               (i)    the security is held by a member of that person's
                      immediate family sharing the same household;

               (ii)   the person is a general partner and the security is held
                      by the general partnership or limited partnership;

               (iii)  the person's interest in such security is held by a trust;
                      or

               (iv)   the person has a right to acquire such security through
                      the exercise or conversion of any derivative security,
                      whether or not presently exercisable.

         (D)   TYPES OF TRANSACTIONS COVERED. This Code applies to all types of transactions in securities, including purchases, sales,
               exchanges, redemptions, short sales, donations, and gifts.

2. PROHIBITED SECURITIES TRANSACTIONS.

         (A)   UNLAWFUL ACTIONS. No person to whom this Code applies shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by a Fund or of shares of a Related Fund:

               (i)    employ any device, scheme, or artifice to defraud a Fund;

               (ii)   make any untrue statement of a material fact to a Fund or
                      omit to state to the Fund a material fact necessary in
                      order to make the statements made, in light of the
                      circumstances under which they are made, not misleading;

               (iii)  engage in any act, practice, or course of business which would operate as a fraud or deceit upon a Fund; or

               (iv)   engage in any manipulative practice with respect to a Fund including, without limitation, any purchase or exchange in a Related Fund and subsequent redemption or exchange out
                      of the same Fund within a short period of time in order to profit from short-term market movements.

         (B)   RESTRICTED SECURITIES. Monthly, the Review Person will circulate to each Access Person a list of all issuers that during the month will be reviewed or evaluated by the Adviser or KLD Research &
               Analytics, Inc. for addition to, or removal from, the Domini 400
               Social Index.SM The securities of each issuer on that list will be considered "Restricted Securities" until the circulation by the Review Person of a subsequent monthly list that does not include such issuer.

         (C)   RESTRICTIONS. No Access Person shall:

               (i)    effect any transaction in any security that is a
                      Restricted Security at the time such transaction is
                      effected;

               (ii)   purchase or otherwise acquire any security that reasonably appears to have been offered or made available to such an
                      Access Person by virtue of his or her position with the
                      Adviser or the Distributor, as applicable, and is not
                      generally available to the investing public;

               (iii)  profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar
                      days.

         (D)   EXCEPTIONS. The restrictions set forth in Sections 2(c),
               5(a)(iii), and 5(a)(iv) of this Code shall not apply to the following:

               (i)    transactions in shares of any open-end investment
                      companies (open-end mutual funds) that are registered
                      under the 1940 Act, other than Related Funds;

               (ii)   purchases made pursuant to an automatic dividend
                      reinvestment plan and purchases, exchanges or redemptions
                      of Related Fund shares made by means of an automatic
                      investment plan or a systematic withdrawal plan;

               (iii)  receipts of stock dividends, stock splits, or similar distributions;

               (iv)   transfers that are gifts or donations, provided that the
                      donee represents in writing that he or she has no present
                      intention of selling the securities;

               (v)    transactions for the sole account and benefit of other
                      persons to whom an Access Person has a fiduciary
                      relationship apart from the Adviser or the Distributor, as applicable;

               (vi)   transactions effected on behalf of an Access Person that
                      are beyond his or her reasonable control;

               (vii)  purchases made upon the exercise of rights distributed by an issuer on a pro rata basis to all holders of a class of its securities, and sales of any such rights so acquired
                      within one year;

               (viii) the receipt by an Access Person of securities as
                      compensation for, or in connection with, his or her
                      employment or the exercise by an Access Person of an
                      option or warrant received by such Access Person as
                      compensation for, or in connection with, his or her
                      employment;

               (ix)   transactions that receive prior written approval of the
                      Review Person, on the grounds that they are unlikely to
                      have any adverse effect on the Adviser or the Distributor, as applicable, or its respective clients, involve no
                      apparent impropriety, and appear to be consistent with
                      applicable securities laws; and

               (x)    in extremely limited circumstances, transactions that are
                      otherwise prohibited under Section 2(c)(iii) that receive
                      the prior written approval of the Review Person due to
                      significant personal hardship of the Access Person arising from a family emergency or similar circumstance, provided
                      that any profit from such transaction be disgorged.

3. MISUSE OF INSIDE INFORMATION.

         (A)   DEFINITION OF INSIDE INFORMATION. For purposes of this Code,
               "Inside Information" means any information obtained by a person to whom this Code applies that such person knows, or in the exercise of reasonable care should know, is (i) not available to the investing public generally and (ii) material to a decision to effect a transaction in a security.

         (B)   BAN ON TRADING. No person to whom this Code applies shall effect any transaction in, directly or indirectly, any security on the basis of any Inside Information. This restriction is NOT subject to the exceptions set forth in Sections 2(d), 4(b), or 5(b).

         (C)   BAN ON RELEASE OR DISCLOSURE. No person to whom this Code applies shall release or disclose Inside Information to any person outside of the Adviser or the Distributor except that such person:

               (i)    may release to authorized representatives of a client
                      Inside Information to which that client is entitled;

               (ii)   may release Inside Information to the Adviser's or the
                      Distributor's lawyers, accountants, and consultants as
                      appropriate in the conduct of the Adviser's or the
                      Distributor's affairs;

               (iii)  may release Inside Information to regulatory officials and other persons as required by law; and

               (iv)   may release Inside Information in accordance with the
                      policies established by the Adviser's Manager or the
                      Distributor's Manager, as applicable and the instructions
                      of the Review Person.

4. REPORTING.

         (A)   REPORTING REQUIREMENTS. Each Access Person shall (unless excepted under Section 4(b)) provide information to the Review Person as set forth below:

               (i)    Initial Holdings Reports and Instructions. Not later than
                      10 days after the person becomes an Access Person:

                      (A)  the Access Person shall provide the title, the number of shares, and the principal amount of each Covered
                           Security in which the Access Person had any direct or
                           indirect beneficial ownership when the person became
                           an Access Person;

                      (B)  the Access Person shall provide the name of any
                           broker, dealer, bank, mutual fund, or similar
                           financial institution with whom the Access Person
                           maintained an account in which any securities were
                           held for the direct or indirect benefit of the Access
                           Person as of the date the person became an Access
                           Person and shall direct any such financial
                           institution to supply to the Review Person on a
                           timely basis, duplicate confirmations of all personal
                           securities transactions and duplicate periodic
                           statements for all such accounts; and

                      (C)  the Access Person shall provide the date that the
                           report is signed and submitted by the Access Person.

               (ii)   Quarterly Transaction Reports. Not later than 10 days
                      after the end of each calendar quarter, the following
                      information must be provided:

                      (A)  Subject to the exception provided in paragraph (D)
                           below, with respect to any transaction during the
                           quarter in a Covered Security in which the Access
                           Person had any direct or indirect beneficial
                           ownership the Access Person shall provide:

                           o  the date of the transaction, the title, the
                              interest rate and maturity date (if applicable),
                              the number of shares, and the principal amount of
                              each Covered Security involved;

                           o  the nature of the transaction (i.e., purchase,
                              sale, or any other type of acquisition or
                              disposition);

                           o  the price of the Covered Security at which the
                              transaction was effected;

                           o  the name of the broker, dealer, bank, mutual fund,
                              or similar financial institution with or through
                              which the transaction was effected; and

                           o  the date that the report is signed and submitted
                              by the Access Person.

                      (B)  With respect to any account established by the Access
                           Person in which any securities were held during the
                           quarter for the direct or indirect benefit of the
                           Access Person, the Access Person:

                           o  shall provide the name of the broker, dealer,
                              bank, mutual fund, or similar financial
                              institution with whom the Access Person
                              established the account;

                           o  shall provide the date that the account was
                              established;

                           o  shall direct any such financial institution to
                              supply to the Review Person on a timely basis,
                              duplicate confirmations of all personal securities
                              transactions and duplicate periodic statements for
                              all such accounts; and

                           o  shall provide the date that the report is signed
                              and submitted by the Access Person.

                      (C)  In the event that no reportable transactions occurred during the quarter and no accounts were established
                           during the quarter, the report should be so noted and
                           returned signed and dated.

                      (D)  In the event that all reportable transactions have
                           been effected through the accounts previously
                           reported to the Adviser for which the Adviser
                           receives duplicate confirmations and periodic
                           statements, the Access Person may so certify the
                           report and return it signed and dated, without
                           providing the specific transaction information
                           required under paragraph (A) above.

               (iii)  Annual Holdings Reports. Not later than each January 31, the following information (which information must be
                      current as of the immediately preceding December 31):

                      o    the title, number of shares, and principal amount of
                           each Covered Security in which the Access Person had
                           any direct or indirect beneficial ownership;

                      o    the name of any broker, dealer, bank, mutual fund, or
                           similar financial institution with whom the Access
                           Person maintains an account in which any securities
                           are held for the direct or indirect benefit of the
                           Access Person; and

                      o    the date on which the report is signed and submitted
                           by the Access Person.

         (B)   EXCEPTIONS TO REPORTING REQUIREMENTS. The following are the exceptions to the reporting requirements outlined in Section
               4(a):

               (i)    A person need not make any report under Section 4(a) with
                      respect to transactions effected for, and Covered
                      Securities held in, any account over which the person has
                      no direct influence or control.

               (ii)   A person need not report an account with a financial
                      institution if the account does not allow any trading in
                      Covered Securities (for example, a mutual fund account,
                      other than a Related Fund account, held directly with the
                      fund sponsor).

         (C)   CERTIFICATION. Each person to whom this Code applies shall certify to the Review Person in writing that (i) he or she has read and understands this Code, (ii) he or she understands that he or she is subject to this Code, (iii) he or she has complied with the requirements of this Code, and (iv) if such person is an
               Access Person, he or she has disclosed or reported all securities transactions required to be disclosed or reported under this
               Code, such certification to be given at the following times: (A)
               in the case of persons who are subject to this Code on the date hereof, within 30 days after the adoption

               of this Code; (B) in the case of persons who become subject to this Code after the date hereof, no later than 10 days after such person becomes subject to this Code; and (C) in all cases, once every calendar year on or before January 31st.

5. PRECLEARANCE OF CERTAIN SECURITIES TRANSACTIONS.

         (A)   PRECLEARANCE REQUIREMENTS. No Access Person shall:

               (i)    acquire, directly or indirectly, beneficial ownership in
                      any securities (including Restricted Securities) in an
                      initial public offering;

               (ii)   acquire, directly or indirectly, beneficial ownership in
                      any securities (including Restricted Securities) in a
                      private placement transaction;

               (iii)  sell or exchange shares of a Related Fund at a loss after holding such shares less than 60 days; or

               (iv)   effect any transaction (other than those transactions
                      described in clauses (i), (ii), and (iii) above) in any
                      security;

               unless, in each case, the transaction has been approved by the
               Review Person not more than 72 hours prior to initiation of the transaction (and such approval has not been rescinded).

         (B)   EXCEPTIONS TO PRECLEARANCE REQUIREMENTS.

               (i)    Sections 5(a)(iii) and 5(a)(iv) shall not apply to any
                      transaction that is exempt under Section 2(d);

               (ii)   Section 5(a)(iv) shall not apply to the following:

                      (A)  any transactions in securities listed on a national
                           securities exchange of a company having a total
                           market capitalization (at the time of the transaction
                           or, if such information is not available, according
                           to the company's most recent published annual or
                           quarterly financial statements) of not less than $5
                           billion;

                      (B)  transactions in the debt instruments issued or
                           guaranteed by a state or local government;

                      (C)  transactions in debt instruments issued or guaranteed by the United States government, quasi United States
                           government agency, or instrumentality of the United
                           States;

                      (D)  total purchases and sales of up to $25,000 of
                           securities listed on a national securities exchange
                           within any rolling six month period; or

                      (E)  transactions in municipal fund securities that are
                           issued for a qualified tuition program under Internal
                           Revenue Code Section 529 (a 529 college savings
                           plan).

6. ADDITIONAL RESTRICTIONS.

         (A)   GIFTS. No person to whom this Code applies shall accept any gift or gratuity from any person or business entity that does business with the Adviser or the Distributor, provided this restriction does not apply to:

               (i)    any gifts or gratuities received in any 90-day period from any one person or business entity, or several related
                      persons or business entities, having an aggregate fair
                      market value of not more than $150;

               (ii)   travel, lodging, entertainment, food, and beverages
                      provided in connection with a business or professional
                      meeting or function; and

               (iii)  goods and services, such as investment research reports and newsletters, that are used in the conduct of the
                      business of the Adviser or the Distributor, as applicable.

         (B)   SERVICE AS A DIRECTOR OF A PUBLICLY TRADED COMPANY. No person to whom this Code applies shall serve as a director of a company that files or is required to file with the Securities and
               Exchange Commission periodic reports under Section 13 or Section
               15(d) of the Securities Exchange Act of 1934 (such as 10-Ks,
               10-Qs, and 8-Ks) without the prior approval of the Review Person.

         (C)   OUTSIDE BUSINESS ACTIVITY. All personnel of the Adviser and the
               Distributor shall receive prior approval from the Review Person, or in his or her absence from a Deputy Review Person, before engaging in any business activity outside the scope of their employment relationship with the Adviser or the Distributor for which compensation is received. Records of outside business activity of such persons, including evidence of pre-approval of such activity and annual certifications by such persons of their adherence to this written policy, shall be maintained by the
               Review Person.

7. REVIEW BY THE REVIEW PERSON.

         (A)   REVIEW OF REPORTS. The Review Person shall review all of the reports delivered under Section 4 to determine whether a
               violation of this Code may have occurred. Before making a
               determination that a violation has occurred, the Review Officer shall give such person who may have committed such

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               violation an opportunity to supply additional information
               regarding the transaction in question.

         (B)   FACTORS TO BE CONSIDERED. In reviewing proposed transactions and other matters submitted for preclearance or approval under this
               Code, the Review Person shall consider whether such transactions or matters involve or are likely to involve: (i) violations of this Code or applicable securities laws; (ii) improper use of
               Inside Information; or (iii) an investment opportunity that should be reserved for the Adviser or the Distributor, as
               applicable, or its clients.

         (C)   APPROVAL SUBJECT TO CONDITIONS. The Review Person may grant approval of proposed transactions and other matters submitted for preclearance or approval under this Code subject to such
               conditions as the Review Person may impose to protect the
               interests of the Adviser and the Distributor and their respective clients, including, among other things, requiring that an Access
               Person who is authorized to acquire securities in a private placement disclose that investment when he or she plays a part in a review or analysis of the issuer of the securities.

         (D)   DEPUTY REVIEW PERSON MAY ACT WHEN REVIEW PERSON IS UNAVAILABLE.
               In the event the Review Person is unavailable to review any report or proposed transaction or other matter under this Code and it is unlikely that the Review Person will become available in sufficient time to review the report in a timely manner or for the transaction or other matter to proceed without material hardship, a Deputy Review Person may review such report or perform all functions of the Review Person under the Code with respect to such transaction or other matter. Nonetheless, a
               Deputy Review Person may defer review of any report or
               transaction or other matter until the Review Person is available to conduct such review.

8.       SANCTIONS. Any violations of this Code will be reported to and subject to review by the Adviser's Manager or the Distributor's Manager, as
         applicable.

         (A)   If the applicable Manager determines that a violation of this
               Code has occurred, the Review Person may impose such sanctions as is deemed appropriate, including, among other things:

               (i)    a letter of censure;

               (ii)   forfeiture of any profit made or loss avoided from a
                      transaction in violation of this Code; or

               (iii)  suspension or termination of employment.

         (B)   Any person subject to any sanctions imposed by the Review Person under this Code shall be entitled, upon request made within 60 days of the imposition of such sanctions, to a complete review of the matter by the Adviser's Manager or the Distributor's Manager,
               as applicable. Pending such a review the

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               Review Person may impose such interim sanctions as is deemed appropriate to protect the interests of the Adviser or the
               Distributor, as applicable, until final resolution of the matter.

         (C)   Any violations resulting in sanctions and the sanctions imposed will be reported to:

               (i)    the Adviser's Manager or the Distributor's Manager, as
                      applicable; and

               (ii)   (other than with respect to interim sanctions pending
                      review of a matter) the board of directors or trustees of
                      each Fund.

9. MISCELLANEOUS.

         (A)   ACCESS PERSONS. The Review Person shall identify all Access
               Persons who are under a duty to make reports under this Code and will inform such persons of such duty. Any failure by the Review
               Person to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations
               hereunder.

         (B)   RECORDS. Each of the Adviser and the Distributor shall maintain records in the manner and to the extent set forth below, and shall be available for examination by representatives of the
               Securities and Exchange Commission:

               (i)    a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall
                      be preserved in an easily accessible place;

               (ii)   a record of any violation of this Code and of any action
                      taken as a result of such violation shall be preserved in
                      an easily accessible place for a period of not less than
                      five years following the end of the fiscal year in which
                      the violation occurs;

               (iii)  a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from
                      the end of the fiscal year in which it is made, the first
                      two years in an easily accessible place;

               (iv)   a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible
                      place; and

               (v)    record of any decision, and the reasons supporting the
                      decision, to approve the acquisition by an Access Person
                      of securities under Section 5(a) shall be preserved for a
                      period of not less than five years from the end of the
                      fiscal year in which the approval is granted.

         (C)   CONFIDENTIALITY. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

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